                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12


                               IN FOCUS SYSTEMS, INC.
               (Exact Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
          Title of each class of securities to which transaction applies:
          Aggregate number of securities to which transaction applies:
          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          Proposed maximum aggregate value of transaction:
          Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                               IN FOCUS SYSTEMS, INC.
                             27700B S.W. Parkway Avenue
                             Wilsonville, Oregon 97070
                                                                 March 9, 1998


Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Wednesday, April 22, 1998, at 1:00 p.m., Pacific Daylight Savings Time, at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon 97214. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key management of your Company and its directors, and to answer any questions you may have.

The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report to Shareholders describing the Company's operations for the year ended December 31, 1997 are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials.
If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

                              Very truly yours,

                              IN FOCUS SYSTEMS, INC.



                              JOHN V. HARKER
                              CHAIRMAN OF THE BOARD, PRESIDENT
                              AND CHIEF EXECUTIVE OFFICER

                               IN FOCUS SYSTEMS, INC.
                             27700B S.W. PARKWAY AVENUE
                             WILSONVILLE, OREGON 97070

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON APRIL 22, 1998

To the Shareholders of In Focus Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IN FOCUS SYSTEMS, INC. (the Company), an Oregon corporation, will be held at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon 97214, on Wednesday, April 22, 1998, at 1:00 p.m., Pacific Daylight Savings Time. The purposes of the Annual Meeting will be:

          1.   To elect the Board of Directors to serve until the next
               Annual Meeting of Shareholders (Proposal No. 1);
          2.   To ratify the appointment of Arthur Andersen LLP as the
               Company's independent accountants for the year ending
               December 31, 1998 (Proposal No. 2);
          3.   To approve the In Focus Systems, Inc. 1998 Stock Incentive
               Plan (Proposal No. 3);
          4. To approve an amendment to Article III of the Company's 1990 Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 30 million to 50 million shares (Proposal No. 4); and
          5. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 27, 1998, as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

All shareholders are cordially invited to attend the Annual Meeting. A review of the Company's operations for the year ended December 31, 1997 will be presented. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                              By Order of the Board of Directors,


                              MICHAEL D. YONKER
                              VICE PRESIDENT, INFORMATION SERVICES,
                              CHIEF FINANCIAL OFFICER AND SECRETARY
Wilsonville, Oregon
March 9, 1998

                               IN FOCUS SYSTEMS, INC.
                             27700B S.W. PARKWAY AVENUE
                             WILSONVILLE, OREGON 97070
                              _______________________

                                  PROXY STATEMENT
                           ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON APRIL 22, 1998
                               ______________________

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of In Focus Systems, Inc., an Oregon corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Company's 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon 97214, on Wednesday, April 22, 1998, at 1:00 p.m. Pacific Daylight Savings Time and any adjournment thereof. The solicitation of proxies by mail may be followed by personal solicitation of certain shareholders, by officers or regular employees of the Company. All expenses of the Company associated with this solicitation will be borne by the Company.

The two persons named as proxies on the enclosed proxy card, John V. Harker and Michael D. Yonker, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for directors proposed by the Board of Directors, FOR Proposal No. 2 to ratify the appointment of Arthur Andersen LLP as independent accountants for the Company, FOR Proposal No. 3 to approve the In Focus Systems, Inc. 1998 Stock Incentive Plan and FOR Proposal No. 4 to approve an amendment to the Company's 1990 Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 30 million to 50 million shares.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.

These proxy materials and the Company's 1997 Annual Report to Shareholders are being mailed on or about March 9, 1998 to shareholders of record on February 27, 1998 of the Company's Common Stock. The principal executive office and mailing address of the Company is 27700B S.W. Parkway Avenue, Wilsonville, Oregon 97070.

VOTING AT THE MEETING

The shares of Common Stock constitute the only class of securities entitled to notice of and to vote at the meeting. In accordance with the Company's Bylaws, the stock transfer records were compiled on February 27, 1998, the record date set by the Board of Directors, for determining the shareholders entitled to notice of, and to vote at, this meeting and any adjournment thereof. On that date, there were 20,xxx,xxx shares of Common Stock outstanding and entitled to vote and the closing price of the Company's Common Stock as reported by the Nasdaq National Market System was $xx.xxx.

Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual
Meeting: (i) the four nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote shall be elected directors, (ii) Proposal No. 2 to ratify the appointment of Arthur Andersen LLP as independent accountants for the Company will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it, (iii) Proposal No. 3 to approve the In Focus Systems, Inc. 1998 Stock Incentive Plan will be approved if it receives the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and (iv) Proposal No. 4 to approve an amendment to Article III of the Company's 1990 Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 30 million to 50 million shares will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

With respect to the election of directors, directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to voting on Proposal No. 2, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to voting on Proposal No. 3, abstention from voting will have the same effect as voting against the proposal and nonvoting by brokers will have no effect thereon. With respect to Proposal No. 4, abstention from voting or nonvoting by brokers will have no effect thereon

                               ELECTION OF DIRECTORS
                                  (PROPOSAL NO. 1)

In accordance with the Company's Bylaws, the Board of Directors shall consist of no less than three and no more than seven directors, the specific number to be determined by resolution adopted by the Board of Directors. By resolution adopted on February 13, 1998, the Board of Directors set the number of Directors at four, and four Directors are to be elected at the 1998 Annual Meeting of Shareholders.

NOMINEES FOR DIRECTOR
The names and certain information concerning the persons to be nominated by the Board of Directors at the Annual Meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. Shares represented by proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular director or directors has been withheld in the proxy. All nominees have consented to serve as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. In the event of the death or unavailability of any nominee or nominees, the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend. Proxies may not be voted for more than four (4) nominees. The Board of Directors has nominated the persons named in the following table to be elected as directors:

NAME                   AGE    HAS BEEN A DIRECTOR SINCE
----                   ---    -------------------------
Peter D. Behrendt       59             1995
Michael R. Hallman      52             1992
John V. Harker          63             1992
Nobuo Mii               66             1997

Peter D. Behrendt is a director of the Company. He is the former Chairman and Chief Executive Officer of Exabyte Corp., a publicly traded company that is the world's largest independent manufacturer focused exclusively on tape storage products, tape libraries and recording media. Prior to working at Exabyte Corp., Mr. Behrendt spent 26 years in numerous executive positions at International Business Machines, Inc. ("IBM"), including worldwide responsibility for business and product planning for IBM's tape and disk drives and general management of IBM's worldwide electronic typewriter business. Mr. Behrendt is on the Board of Directors of Western Digital Corp. and Exabyte Corp.

Michael R. Hallman is a director of the Company and is currently serving as President of The Hallman Group, a management consulting company focusing on marketing, sales, business development and strategic planning for the information systems industry. Mr. Hallman served as President and Chief Operating Officer of Microsoft Corporation from February 1990 until March 1992. From 1987 to 1990, he was Vice President of the Boeing Company and President of Boeing Computer Services. From 1967 to 1987, Mr. Hallman worked for IBM in various sales and marketing executive positions, with his final position being Vice President of Field Operations, responsible for one-half of IBM's domestic sales revenue. Mr. Hallman holds a B.B.A. and a M.B.A. from the University of Michigan. Mr. Hallman is a member of the Board of Directors of Keytronics, Inc., Intuit, Inc., Timeline, Inc. and Network Appliance, Inc.

John V. Harker is a director of the Company, and has served as President and Chief Executive Officer of the Company since April 1992. Mr. Harker was elected as Chairman of the Board in October 1994. Mr. Harker served as Executive Vice President of Genicom Corporation, a manufacturer of printers, from 1984 to January 1992, and as a member of the Board of Directors of Genicom Corporation, from 1986 to January 1992. Mr. Harker served as Senior Vice President of Marketing and Corporate Development of Data Products, Inc. from 1982 to 1984, as Vice President and partner of Booz, Allen & Hamilton, Inc. from 1979 to 1982, and in various managerial and executive positions at IBM Corporation from 1963 to 1979. He holds a B.S. degree in Marketing from the University of Colorado.

Nobuo Mii is a director of the Company. Mr. Mii has been the Chairman and CEO of SegaSoft, Inc. since December 1995. Mr. Mii is also a partner at ACCEL Partners, a venture capital firm specializing in technology investments. Mr. Mii also spent 26 years at IBM, with his final position being Corporate Vice President, General Manager of the Power Personal Systems Division. Mr. Mii holds a B.S. degree in Communication Engineering from Kyushu University in Fukuoka, Japan.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors held six regular meetings and took action pursuant to one unanimous written consent during the year ended December 31, 1997. No director attended fewer than 75 percent of the meetings of the Board of Directors and committees thereof, if any, during the period that he was a member of the Board of Directors during 1997.

Until April 1997, the Audit Committee was composed of Mr. Hallman and Mr. Behrendt, outside directors who are not, and have not been at any time in the past, officers of the Company. In April 1997, Mr. Harker was added to the Audit Committee. The Audit Committee reviews, with the Company's independent public accountants and representatives of management, the scope and results of audits, the appropriateness of accounting principles used in financial reporting, and the adequacy of financial and operating controls. The Audit Committee held two meetings in 1997.

The Compensation Committee and the Administrative Committee of the 1988 Combination Stock Option Plan were composed of Messrs. Hallman, Behrendt and Kuehler during 1997. The Compensation Committee approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee is responsible for establishing compensation of executive officers who also serve on the Board of Directors. The entire Board of Directors is responsible for reviewing and providing feedback on non-director executive officer compensation with goals and dollar amounts established by the Chief Executive Officer in accordance with policies approved by the Board. During 1997, the Administrative Committee of the 1988 Combination Stock Option Plan was responsible for approving option grants under such plan. The Compensation Committee held two regular meetings during 1997. The Administrative Committee of the 1988 Combination Stock Option Plan held four regular meetings during the year ended December 31, 1997.

The Board of Directors does not have a Nominating Committee.

                        SELECTION OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL NO. 2)

The Board of Directors has appointed Arthur Andersen LLP, independent accountants, as auditors of the Company for the year ending December 31, 1998, subject to ratification by the shareholders. In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the appointment of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 1998.

A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of his firm if such representative so desires, and will be available to respond to appropriate shareholder questions. Arthur Andersen LLP was the Company's independent accountant for the year ended December 31, 1997.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS OF THE
             COMPANY FOR THE YEAR ENDING DECEMBER 31, 1998.

          APPROVAL OF THE IN FOCUS SYSTEMS, INC. 1998 STOCK INCENTIVE PLAN
                                  (PROPOSAL NO. 3)

In order for the Company to continue to attract and retain key personnel, the Board of Directors has approved the In Focus Systems, Inc. 1998 Stock
Incentive Plan (the "Plan") and the reservation of 1,500,000 shares for issuance thereunder. The Plan allows for the granting of incentive stock options, non-qualified stock options and restricted stock. For a description of the Plan see "1998 Stock Incentive Plan Summary" on page 16. The Plan is the successor to the Company's 1988 Stock Option Plan which expires on December 21, 1998. In the absence of contrary specifications, the shares represented by proxies will be voted FOR the approval of the In Focus Systems, Inc. 1998 Stock Incentive Plan.

The affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to approve the Plan.

                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                           FOR THE APPROVAL OF THE PLAN.

        APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1990 RESTATED ARTICLES OF
             INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                                  (PROPOSAL NO. 4)

The Company's Board of Directors has unanimously approved a resolution to increase the number of authorized shares of the Company's Common Stock from 30 million to 50 million shares as indicated in the following amendment to
Article III of the Company's 1990 Restated Articles of Incorporation:

                                    ARTICLE III

The aggregate number of shares which the Corporation shall have authority to issue is 50,000,000 shares of Common Stock.

The Company currently has 30 million shares of Common Stock authorized, of which, at February 27, 1998, xx,xxx,xxx shares were outstanding and xxx,xxx shares were reserved for issuance under the Company's stock option plans (assuming approval of Proposal No. 3 above). Assuming issuance of all shares reserved under the Company's stock incentive plans, the Company would have xx,xxx,xxx shares of Common Stock outstanding and 2,101,555 shares of authorized but unissued shares of Common Stock available for future issuance. Accordingly, the Board of Directors has proposed to increase the Company's authorized shares of its Common Stock to 50 million shares.

The terms of the additional shares of Common Stock will be identical to the terms of the shares of Common Stock currently authorized and outstanding, and approval of the proposed amendment will not affect the terms or the rights of the holders of currently authorized and outstanding shares of Common Stock. Holders of the Company's Common Stock do not have preemptive rights to subscribe for or purchase any additional shares of Common Stock issued.

The purpose of the increase in the number of authorized shares of Common Stock is to have additional shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation, future acquisitions, investment opportunities, future financings and other corporate purposes. Except for the shares reserved under the Company's stock incentive plans and shareholder rights plan, the Company has no agreements or understandings regarding the issuance of additional stock.

If adopted by the shareholders, this proposed amendment to the Company's Articles will become effective upon the filing of the amendment with the Oregon Secretary of State. Such filing is expected to occur shortly after this annual meeting, upon adoption of the proposal by the shareholders.

                           SECURITY OWNERSHIP OF CERTAIN
                          BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 27, 1998, certain information furnished to the Company with respect to ownership of the Company's Common Stock of (i) each Director, (ii) the Chief Executive Officer, (iii) the "named executive officers" (as defined under "Executive Compensation") other than the Chief Executive Officer, (iv) all persons known by the Company to be beneficial owners of more than 5 percent of its Common Stock, and (v) all executive officers and Directors as a group.

                                                  COMMON STOCK (A)
                                         ------------------------------------
                                         NUMBER OF          PERCENT OF SHARES
SHAREHOLDER                                SHARES               OUTSTANDING
-------------------------------------    ---------          -----------------
John V. Harker (B) (C)                     334,996                1.51

Michael D. Yonker (B) (D)                  159,550                   *

David L. Stallard (B) (E)                  100,000                   *

Susan L. Thompson (B) (F)                   89,926                   *

Michael R. Hallman  (B) (G)                 64,666                   *

Stuart F. Cohen (B) (H)                     50,160                   *

Jack D. Kuehler (B) (I)                     39,634                   *

Peter D. Behrendt (B) (J)                   35,634                   *

Nobuo Mii  (B) (K)                          20,000                   *

All executive officers and directors
  as a group (10 persons) (L)              833,976                3.68

-------------------
*Less than one percent

(A) Applicable percentage of ownership is based on 22,xxx,xxx shares of Common Stock outstanding as of February 27, 1998 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after February 27, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.
(B) The address for such person is 27700B SW Parkway Avenue, Wilsonville, Oregon 97070.
(C) Includes 270,996 shares subject to options granted pursuant to the Company's 1988 Combination Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(D) Includes 147,950 shares subject to options granted pursuant to the Company's 1988 Combination Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(E) Includes 99,400 shares subject to options granted pursuant to the Company's 1988 Combination Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(F) Includes 84,926 shares subject to options granted pursuant to the Company's 1988 Combination Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(G) Includes 60,666 shares subject to options granted pursuant to the Company's Directors' Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(H) Includes 50,160 shares subject to options granted pursuant to the Company's 1988 Combination Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(I) Includes 35,634 shares subject to options granted pursuant to the Company's Directors' Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(J) Includes 35,634 shares subject to options granted pursuant to the Company's Directors' Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(K) Includes 20,000 shares subject to options granted pursuant to the Company's Directors' Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(L) Includes 744,396 shares subject to options granted pursuant to the Company's 1988 Combination Stock Option Plan, as amended, and the Company's Directors' Stock Option Plan, as amended and exercisable as of April 1, 1997.

                                 EXECUTIVE OFFICERS

The following table identifies the current executive officers of the Company, the positions they hold and the year in which they began serving in their respective capacities. Officers of the Company are elected by the Board of Directors at the Annual Meeting to hold office until their successors are elected and qualified.

                                                                  POSITION
NAME                AGE  CURRENT POSITION(S) WITH COMPANY        HELD SINCE
--------------------------------------------------------------------------------
John V. Harker      63   Chairman of the Board, President and        1994
                         Chief Executive Officer

Stuart F. Cohen     38   Vice President, Worldwide Marketing         1997

Gary R. Pehrson     52   Senior Vice President, Operations           1998

Susan L. Thompson   40   Vice President, Human Resources             1994

William D. Yavorsky 41   Vice President, Worldwide Sales             1997

Michael D. Yonker   40   Vice President, Information Services,       1996
                         Chief Financial Officer, Treasurer and
                         Secretary


For information on the business background of Mr. Harker see "Nominees For Director" above.

Stuart F. Cohen joined the Company in April 1997 as Vice President, Worldwide Marketing. Prior to joining the Company, Mr. Cohen held various positions at IBM from 1981 through April 1996, with his final position being Director, Worldwide Marketing. Mr. Cohen holds a B.S. degree in Business Administration, with a major in Quantitative Business Analysis from Arizona State University.

Gary R. Pehrson joined the Company in January 1998 as Senior Vice President, Operations. From 1995 until joining the Company, Mr. Pehrson was Executive Vice President and General Manager for Teletronics Pacing Systems, a medical device manufacturer with annual sales over $300 million at the time. In 1997 Teletronics Pacing Systems was sold to St. Jude Medical and the name of the corporation was changed to Pacesetter, Inc. - A St. Jude Company. From 1990 to 1995, Mr. Pehrson was Senior Vice President at Verbatim Tape Corporation, a $500 million company at the time. Mr. Pehrson holds a B.S. degree in Business Administration with an emphasis in Marketing from the University of Nebraska, Lincoln.

Susan L. Thompson joined the Company in May 1990 as Manager, Human Resources and in January 1994, was promoted to Vice President, Human Resources. From May 1989 to May 1990, Ms. Thompson was a training consultant with Richard Chang Associates, a large human resources consulting firm. From October 1987 to May 1989 Ms. Thompson held senior management positions in human resources at Emerald Systems, a computer peripherals manufacturer with annual revenues at the time of approximately $50 million. Prior to this time, she held various positions within human resources at Archive Corporation and Fluor Engineers and Constructors. Ms. Thompson studied human resource management at the University of California at Irvine.

William D. Yavorsky was promoted to Vice President, Worldwide Sales in April 1997. Mr. Yavorsky joined the Company in August 1993 as Manager, Strategic Relationships. In January 1995, Mr. Yavorsky was promoted to Director, Strategic Relationships, International Sales and in July 1996 he was promoted to Director, Worldwide Sales. In October 1996, Mr. Yavorsky was promoted to Vice President, Sales. From February 1992 until joining the Company, Mr. Yavorsky was a Channel Sales Manager for Tektronix Corporation. Mr. Yavorsky holds a B.S. degree in Business Administration from Bowling Green State University.

Michael D. Yonker, C.P.A., joined the Company in July 1993 as Vice President, Information Services, Chief Financial Officer, Treasurer and Assistant Secretary. During 1996, Mr. Yonker was named Secretary of the Company.
Prior to joining the Company, Mr. Yonker was the Partner in Charge of Northwest Manufacturing Industry at Arthur Andersen LLP specializing in process improvement, total quality and performance measurement systems for the manufacturing industry. Mr. Yonker was the audit partner for the Company in 1992 and was with Arthur Andersen from February 1980 until July 1993. He graduated from Linfield College in 1980 with a B.S. degree in Accounting and Finance.

                               EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year and any ex-officers for whom disclosure would have been provided except for the fact that the individual was not serving as an executive officer at the end of the fiscal year (hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1997, 1996 and 1995.

                             SUMMARY COMPENSATION TABLE

                                                                                                 Long Term
                                                                                                Compensation
                                                             Annual Compensation                   Awards
                                                  ---------------------------------------------- ------------
                                                                                                 Securities      All Other
Name and Principal                                                              Other Annual     Underlying     Compensation
Position                                 Year     Salary($)(A)   Bonus($)(A)  Compensation($)(B) Options (#)       ($)(C)
-------------------------------------    ----     ------------   -----------  ------------------ ------------   ------------
John V. Harker                           1997        345,971        230,888          1,450             --          3,978
  Chairman of the Board,                 1996        307,493         12,964            625        200,000          1,047
  President and Chief                    1995        298,750        154,384          1,440         70,000          5,325
  Executive Officer

Stuart F. Cohen (D)                      1997        130,078        172,717        146,262        200,640            344
  Vice President,                        1996             --             --             --             --             --
  Worldwide Marketing                    1995             --             --             --             --             --

Michael D. Yonker                        1997        188,165         63,548            250             --            440
  Vice President, Infor-                 1996        169,255          8,735            250         54,200            209
  mation Services, Chief                 1995        158,635         53,317          1,160         17,000            526
  Financial Officer,
  Treasurer and
  Secretary

David L. Stallard (E)                    1997        187,551         59,344            250             --          1,983
  Former Vice President,                 1996        180,077          9,098             --         40,000          1,419
  Engineering                            1995         68,308         18,779             --        150,000            741

Susan L. Thompson                        1997        155,962         53,789             --             --            165
  Vice President,                        1996        121,154          7,262            300         50,200            145
  Human Resources                        1995        108,850         37,485          1,260         31,200            322

(A) Amounts shown include cash compensation earned in each respective year. Unless otherwise indicated, amounts under the Bonus column include an annual bonus in 1995 and 1997 and 401(k) matching payments and quarterly profit sharing in all years. See "Annual Bonus Awards for 1997" below.

(B) Unless otherwise indicated, Other Annual Compensation includes the cost of income tax advice provided by a third party.

(C) Unless otherwise indicated, amounts included in this column represent life insurance premiums paid by the Company for the benefit of the named executive.

(D) Salary for Mr. Cohen includes amounts earned from the time Mr. Cohen joined the Company in April 1997. The Bonus amount for Mr. Cohen includes a $130,189 signing bonus and Other Annual Compensation includes $146,262 for relocation assistance.

(E) 1995 Salary includes amounts paid to Mr. Stallard from the date he joined the Company in August 1995 through the fiscal year ended December 31, 1995. As of January 1998, Mr. Stallard is no longer an executive officer of the Company.

STOCK OPTIONS
The following table contains information concerning the grant of stock options under the Company's 1988 Combination Stock Option Plan, as amended (the "Plan") to the named executive officers in 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                              Potential
                                                                           Realizable Value
                                                                          At Assumed Annual
                                                                         Rates of Stock Price
                                                                           Appreciation for
                       Individual Grants (A)                                Option Term (B)
----------------------------------------------------------------------  -----------------------
                        Number of  % of Total
                       Securities  Options to
                       Underlying   Granted
                         Options  Employees in  Exercise    Expiration
Name                     Granted   Fiscal Year  Price ($/Sh.)  Date         5% ($)    10% ($)
-----------------------------------------------------------------------  ----------------------
 John V. Harker                --          --       --           --             --         --


 Stuart F. Cohen          200,640        1.66     9.47     04/16/07      1,194,938  3,028,208

 Michael D. Yonker             --          --       --           --             --         --


 David L. Stallard             --          --       --           --             --         --


 Susan L. Thompson             --          --       --           --             --         --

(A) Options granted in 1997 vest as to 25 percent of the options granted on each of the first through fourth anniversaries of the grant date, with full vesting occurring on the fourth anniversary date. Under the terms of the Plan, the Administrative Committee of the Board of Directors retains discretion, subject to plan limits, to modify the terms of outstanding options.

(B) These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the Securities and Exchange Commission requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.

(C) Options held by all executive officers of the Company shall become immediately exercisable, without regard to any contingent vesting provision to which such option may otherwise be subject, in the event of the occurrence of a Change of Control.

OPTION EXERCISES AND HOLDINGS
The following table provides information concerning the exercise of options during 1997 and unexercised options held as of the end of the fiscal year, with respect to the named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES

                                                 Number of
                                                 Securities
                                                 Underlying
                                                 Unexercised       Value of Unexercised
                       Shares                      Options         In-The-Money Options
                      Acquired        Value      At FY-End (#)       At FY-End($)(B)
                     On Exercise     Realized    Exercisable/          Exercisable/
Name                     (#)          ($)(A)     Unexercisable        Unexercisable
-------------------  -----------     --------  -----------------  ---------------------
John V. Harker            --             --    256,018 / 146,956  1,456,037 /   580,231

Stuart F. Cohen           --             --      --    / 200,640     --     / 1,147,661

Michael D. Yonker        4,000         39,500  149,812 /  44,788  1,136,438 /   224,163

David L. Stallard       10,600         94,150   86,900 /  92,500    125,136 /   298,200

Susan L. Thompson       32,000        223,530   79,166 /  48,394    396,574 /   235,474

(A) Market value of the underlying securities at exercise date, minus exercise price of the options.

(B) Market value of the underlying securities at December 31, 1997, $15.1875 per share, minus exercise price of the unexercised options.

                               DIRECTOR COMPENSATION

During 1997, non-employee directors of the Company received quarterly stock option grants as well as an annual grant pursuant to the In Focus Systems, Inc. Directors' Stock Option Plan (the "Directors' Plan"). The non-employee directors were also reimbursed for their expenses in attending meetings of the Company's Board of Directors. The Directors' Plan, as amended, provides that each "Eligible Director" shall be granted an option to purchase 20,000 shares of the Company's Common Stock upon becoming an Eligible Director. The Directors' Plan further provides that each Eligible Director shall, so long as he or she remains an Eligible Director, be granted an option to purchase 10,000 shares of the Company's Common Stock on each anniversary of becoming an Eligible Director. The quarterly grants under the Directors' Plan are based on a formula defined in the Plan. Messrs. Behrendt and Kuehler each received options covering a total of 18,086 shares of the Company's Common Stock during 1997, Mr. Hallman received options covering 17,494 shares of the Company's Common Stock during 1997 and Mr. Mii received options covering
24,354 shares of the Company's Common Stock during 1997.   The options
granted were at exercise prices between $7.33 per share and $15.69 per share. The Company pays no additional remuneration to employees of the Company who serve as directors.

              EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                           CHANGE IN CONTROL ARRANGEMENTS

In connection with Mr. Harker's employment in April 1992 as President and Chief Executive Officer, the Company entered into an agreement with Mr. Harker, which provided for certain relocation benefits. In addition, in the event the Company terminates Mr. Harker's employment other than "for cause", as defined in the agreement, Mr. Harker will be entitled to receive salary and insurance benefits for an additional twelve-month period. Additionally, as specified in the agreement, in the event the Company is acquired, Mr. Harker's unvested options will become fully vested.

In April 1997, the Board of Directors approved amendments to the stock option agreements of all executive officers of the Company to provide that all options held by executive officers of the Company shall become immediately exercisable, without regard to any contingent vesting provision to which such option may otherwise be subject, in the event of the occurrence of a Change of Control.

          IN FOCUS SYSTEMS, INC. 1998 STOCK INCENTIVE PLAN SUMMARY

BACKGROUND
In December 1997, the Company's Board of Directors adopted the In Focus Systems, Inc. 1998 Stock Incentive Plan (the "1998 Plan"), which provides for the grant of incentive stock options ("ISOs") to officers and other employees of the Company and non qualified stock options ("NQSOs") and restricted stock awards to employees, officers, directors and consultants of the Company covering up to 1,500,000 shares of the Company's Common Stock. The 1998 Plan is the successor to the Company's 1988 Combination Stock Option Plan (the "1988 Plan") which terminates on December 21, 1998.

ELIGIBILITY
As of January 31, 1998 the persons eligible to participate in the 1998 Plan included six officers, four non-employee directors and approximately 520 employees of the Company. Under the 1988 Plan, options to purchase 1,212,330 shares of Common Stock were granted at an average exercise price of $12.21 per share during the year ended December 31, 1997. As a result of employee terminations, options to purchase 550,140 shares of the Company's Common Stock were canceled during 1997 at an average price of $9.97. As of December 31, 1997, options to purchase 3,139,100 shares of Common Stock were outstanding at an average exercise price of $10.51 per share, 5,350,956 shares of Common Stock had been issued upon exercise of options, and 489,944 shares of Common Stock were available for future grants under the 1988 Plan. As of the date of this Proxy Statement, there has been no activity under the 1998 Plan.

ADMINISTRATION
The 1998 Plan shall be administered by the Board of Directors of the Company (the "Board") or a committee appointed by, and consisting of two or more members of, the Board, hereinafter referred to as the Plan Administrator.
The Plan Administrator has full authority to administer the 1998 Plan in accordance with its terms and to determine all questions arising in connection with the interpretation and application of the 1998 Plan. In selecting the Plan Administrator, the Board shall consider, with respect to any persons subject to Section 16 of the Exchange Act, the provisions regarding "outside directors" as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act.


SHARES SUBJECT TO THE PLAN
The 1998 Plan covers a total of 1,500,000 shares of the Company's Common Stock. Not more than 400,000 shares of Common Stock may be made subject to awards under the Plan to any one individual in the aggregate in one fiscal year of the Company, except the Company may make additional one-time grants of up to 1,000,000 shares to a newly hired individual, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

MINIMUM OPTION PRICE
The exercise prices of ISOs and NQSOs under the 1998 Plan must equal or exceed the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of employees who hold 10% or more of the voting power of the Common Stock). As defined in the 1998 Plan, "fair market value" shall mean the last reported sales price of the Common Stock on the Nasdaq National Market System on the date of grant.

DURATION OF OPTIONS
Subject to earlier termination as a result of termination of employment, death or disability, each option granted under the 1998 Plan shall expire on the date specified by the Plan Administrator, but in no event more than (i) ten years from the date of grant in the case of ISOs generally, and (ii) five years from the date of grant in the case of ISOs granted to an employee who holds 10% or more of the voting power of all Common Stock.

MEANS OF EXERCISING OPTIONS
An option is exercised by giving written notice to the Company, which notice must be accompanied by full payment of the purchase price therefor, either in cash or by certified check, or at the discretion of the Plan Administrator, through delivery of shares of Common Stock (either actual or by attestation) having a fair market value equal to the cash exercise price of the option, by delivery of instructions to a broker for a "cashless exercise" whereby shares acquired upon exercise are sold to pay the option exercise price, by delivery of the optionee's personal recourse promissory note in the amount of the cash exercise price of the option, such other consideration that the Plan Administrator may permit, or by any combination of the above as permitted by the Plan Administrator.

GRANT OF STOCK AWARDS
The Plan Administrator is authorized to make awards of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the company or the achievement of performance goals related to operating profit as a percentage of revenues, revenue and profit growth, profit-related return ratios, such as return on equity, or cash flow, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the award ("Stock Award"). The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture or restricted stock shall occur by reason of termination of the holder's services.

TERM AND AMENDMENT OF THE PLAN
The 1998 Plan has no fixed expiration date, but ISOs may not be granted after December 17, 2007. The Board of Directors may terminate or amend the 1998 Plan at any time, provided, however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, the following actions will not become effective without approval of the shareholders obtained within 12 months before or after the Board adopts a resolution authorizing such action:

         (a) increasing the total number of shares that may be issued under the 1998 Plan (except by adjustment under the Plan);
         (b) modifying the class of persons eligible to receive grants; or
         (c) modifying terms that otherwise require shareholder approval under any applicable law or regulation.

TRANSFERABILITY
Except as indicated in the following, no option shall be transferable or exercisable by any person other than the optionee to whom such option was originally granted. Any option exercisable at the time of the optionee's death may be exercised to the extent of the number of shares purchasable at the date of death, by any person to whom such rights have passed under applicable laws of descent and distribution at any time, or from time to time, within one year after the date of death, but in no event later than the remaining term of the option. The Plan Administrator may, in its discretion, authorize all or a portion of the NQSOs granted to an optionee to be on terms that permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (a) there may be no consideration for any such transfer, (b) the stock option agreement pursuant to which such options are granted must be approved by the Plan Administrator and must expressly provide for transferability and (c) subsequent transfers of transferred options are prohibited.

FEDERAL TAX EFFECTS OF ISOS
The Company intends that ISOs granted under the 1998 Plan will qualify as ISOs under Section 422 of the Code. An optionee acquiring stock pursuant to an ISO receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant of the ISO or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains income the difference between the amount received in such disposition and the basis in the ISO stock, i.e. the option's exercise price. If the optionee disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option's exercise price and the stock's fair market value at the time the related stock is sold. While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the difference between the option exercise price and the fair market value of the related common stock on the date of exercise (the "bargain purchase element") will be considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, the Company is not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, the Company may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition. In general capital gains will be taxed at a rate of 28 percent, but if the shares are held for at least 18 months, the rate of taxation is 20 percent.

FEDERAL TAX EFFECTS OF NQSOS
If an option does not meet the statutory requirements of Section 422 of the Code and therefore does not qualify as an ISO, the difference, if any, between the option's exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised, and is deductible by the Company for federal income tax purposes in such year.

The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee resides.

DIRECTOR AND EXECUTIVE STOCK OWNERSHIP GUIDELINES
In January 1998, the Board of Directors approved ownership objectives for the Company's executive officers and Outside Directors. One of the purposes of the 1998 Plan is to provide a means for the executive officers and Outside Directors of the Company to achieve the following objectives:

      Position                  Ownership Guideline        Date to be Accomplished By
-----------------------       ----------------------   -----------------------------------
Chief Executive Officer       5 times annual salary    1/1/01 or 5 years from hire date,
                              in stock value           whichever is later

Senior Vice President         3 times annual salary    1/1/01 or 5 years from hire date,
                              in stock value           whichever is later

Vice President                2 times annual salary    1/1/01 or 5 years from hire date,
                              in stock value           whichever is later

Outside Directors             4 times annual           1/1/03 or 5 years from appointment
                              retainer in stock value  date, whichever is later

The Board has under consideration specific proposals with regard to the granting of restricted stock to executive officers and Outside Directors, and expects to approve such proposals during 1998.

                                NEW PLAN BENEFITS
                            1998 STOCK INCENTIVE PLAN

There have been no options granted under the 1998 Plan. However, the following options have been granted under the Company's existing 1988 Plan from January 1, 1998 through February 27, 1998:

               Name and Position                              Dollar Value ($)    Number of Units (A)
               -----------------                              ----------------    -------------------
 John V. Harker, Chairman of the Board, President and
  Chief Executive Officer                                          --                  157,690
 Stuart Cohen, Vice President, Worldwide Sales                     --                   19,720
 Michael D. Yonker, Vice President, Information Services           --
  Chief Financial Officer, Treasurer and Assistant Secretary                            59,140
 David L. Stallard, Former Vice President, Engineering             --                     --
 Susan L. Thompson, Vice President, Human Resources                --                   19,720
 Peter D. Behrendt, Director                                       --                     --
 Michael R. Hallman, Director                                      --                     --
 Jack D. Kuehler, Director                                         --                     --
 Nobuo Mii, Director                                               --                     --
 All Current Executive Officers as a Group (6 people)              --                  308,830
 All Non-Executive Officer Directors                               --                     --
  as a Group (4 people)
 All Non-Executive Officer Employees as a Group (xxx people)       --


(A) Options to purchase shares of the Company's Common Stock, totaling xxxxx shares, have been granted to each of the Named Executive Officers and described groups through February 27, 1998. Such options were granted at an exercise price per share that is equal to the fair market value of the Company's Common Stock on the date of grant. The average per share exercise price of all option grants included in the above table is $xxxx. The options shall become exercisable over a four-year period and expire ten years from the date of grant. Option grants under the 1988 Combination Stock Option Plan and the 1998 Stock Incentive Plan are discretionary and therefore grants for the remainder of 1998 or thereafter cannot be determined. The fair market value of the Company's Common Stock, as reported by the Nasdaq National Market System, on February 27, 1998 was $xxxx.

            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1997, the Compensation Committee was composed of Messrs. Hallman, Behrendt and Kuehler, all outside directors who are not, and have not been at any time in the past, officers of the Company. Although Mr. Harker, Chairman of the Board, President and Chief Executive Officer, served on the Company's Board of Directors in 1997 and participated in compensation discussions, he did not participate in any deliberations or decisions regarding his own compensation.


           BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors was composed of Messrs. Hallman, Behrendt and Kuehler during 1997. All members of the Compensation Committee are non-employee, outside directors. The Compensation Committee is responsible for establishing compensation of officers who also serve on the Board of Directors. The entire Board is responsible for reviewing and providing feedback on non-director executive officer compensation with goals and dollar amounts established by the Chief Executive Officer in accordance with policies approved by the Board.

Awards to executive officers under the Company's 1988 Combination Stock Option Plan, as amended, are made solely by the Administrative Committee, which is composed of the same non-employee, outside Directors as the Compensation Committee.

COMPENSATION PHILOSOPHY AND POLICIES
The Company's philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing an opportunity for competitive compensation based on performance. Executive officer compensation includes competitive base salaries, annual bonus plans based on Company financial and personal performance goals, and long-term stock-based incentive opportunities in the form of options exercisable to purchase the Company's Common Stock. It is also the policy of both the Compensation Committee and the Administrative Committee that, to the extent possible, compensation will be structured so that it meets the "performance-based" criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended and therefore is not subject to federal income tax deduction limitations. Both the Compensation Committee and the Administrative Committee have the right to waive pre-established performance criteria in granting awards.

BASE SALARIES
In setting base salaries that are competitive with other high technology companies, the Company participates in executive salary surveys including those conducted by Radford Associates, the American Electronics Association
(AEA) and the Western Management Group (WMG). When selecting comparables, the Company attempts to select companies that are similar in many respects, including industry, annual revenue and profitability. Executives' salaries paid in 1997 were targeted within the 50th to 75th percentile compared to the range of salaries paid by companies in the salary surveys mentioned above. Many of the companies included in the above mentioned surveys are also included in the indices used in the Performance Graph.

ANNUAL BONUS AWARDS FOR 1997
The 1997 Officer Bonus Plan (the "Plan") provided for annual bonuses in two components. First, the Plan provided for the payment of quarterly profit sharing bonuses equal to a percentage of each officer's quarterly salary. This percentage was determined by dividing the quarterly non-officer profit sharing bonus pool (2 percent of pre-tax income) paid quarterly to non-officer employees by total non-officer compensation for the quarter. These percentages were approximately 3.50%, 3.78%, 2.81% and 4.63% based on the first, second, third and fourth quarter of 1997 results, respectively. The fourth quarter profit sharing was paid in the first quarter of 1998.

Second, the Plan provided for the payment of executive officer bonuses (other than the Chief Executive Officer) based 75 percent on the Company meeting its 1997 profit before income tax objectives and 25 percent on meeting individual goals and objectives which are both quantitative and qualitative in nature, including such factors as market development, product introduction and resource management. The targeted bonus was 30 percent of annual salary and would be achieved by an officer receiving 100 percent ratings on both the Company and individual goals. The maximum bonus component for Company profit before income tax performance is 200 percent and for individual performance is 130 percent. The Company goals must be met at the 50 percent level or greater and the individual goals must be met at the 75 percent level or greater for an officer to receive a bonus. Bonuses paid for 1997 to the named executive officers (other than the Chief Executive Officer) ranged from
24.8 percent to 27.1 percent of total salary based on Company performance being met at the 77 percent level and the individual goals being met between the 90 percent and the 130 percent levels.

STOCK OPTION AWARDS FOR 1997
The Company's 1988 Combination Stock Option Plan, as amended, provides for the issuance of incentive and non-qualified stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value on the date of grant. See "Option Grants in Last Fiscal Year" table for a summary of options granted to the named executive officers during 1997.

CHIEF EXECUTIVE OFFICER COMPENSATION
Mr. Harker's 1997 base salary of $350,000 was determined in the same manner as the other executives as described in "Base Salaries" above. The profit sharing component of Mr. Harker's annual bonus was determined in the same manner as discussed above under "Annual Bonus Awards for 1997" and totaled $15,588. The second component of Mr. Harker's bonus was based on the Company meeting its profit before income tax objectives. Mr. Harker's targeted bonus under this component of the annual bonus plan was 60 percent of his 1997 annual salary, based on the Company meeting its profit before income tax objectives at the 100 percent level. The maximum bonus component for Company profit before income tax performance is 200 percent with a 75 percent minimum level for Mr. Harker to receive a bonus under this component of the bonus plan. Mr. Harker's bonus totaled $161,700, or 46.2 percent of his 1997 annual salary, based on the Company meeting 77 percent of its profit before income tax objective. The Compensation Committee also approved an additional bonus for 1997 performance of $50,000 for Mr. Harker. The Compensation Committee's objective in setting Mr. Harker's 1997 compensation was to be competitive with other companies in the Company's industry and to allow for potential compensation based on long-term performance criteria as defined in "Annual Bonus Awards for 1997" and "Stock Option Awards for 1997" above.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Peter D. Behrendt
Michael R. Hallman
Jack D. Kuehler

                              STOCK PERFORMANCE GRAPH

The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and
(c) an industry-specific index. The broad-based market index used is the Nasdaq Stock Market Total Return Index - U.S. and the industry-specific index used is the Computer Hardware Sector Sub-Index of the Hambrecht & Quist Technology Index.


                                                Indexed Returns
                                  Base          Year Ending
                                  Period        --------------------------------------------------------------------
Company/Index                     12/31/92      12/31/93       12/31/94       12/31/95       12/31/96       12/31/97
-------------------------------  ---------      ---------      --------       --------       --------       --------
In Focus Systems, Inc.            100.00         122.45         212.75         294.90         176.53         247.96
Nasdaq U.S. Index                 100.00         114.80         112.21         158.70         195.19         239.53
Computer Sector Sub-
Index of the Hambrecht &
Quist Technology Index            100.00         104.84         130.23         187.47         248.54         338.35

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company's directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company's Common Stock ("ten percent shareholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or otherwise in its files and on written representations from its directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 1997, the Company's officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

                               SHAREHOLDER PROPOSALS

Proposals by shareholders intended to be presented at the Company's 1999 Annual Meeting must be received by the Company at its principal executive office no later than November 9, 1998 in order to be included in the Company's 1999 Proxy Statement and proxy card.

                           TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.

THE COMPANY WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1997. WRITTEN REQUESTS SHOULD BE MAILED TO THE SECRETARY, IN FOCUS SYSTEMS, INC., 27700B SW PARKWAY AVENUE, WILSONVILLE, OREGON 97070.

                              By Order of the Board of Directors:


                              MICHAEL D. YONKER
                              VICE PRESIDENT, INFORMATION SERVICES,
                              CHIEF FINANCIAL OFFICER AND SECRETARY

Dated:  March 9, 1998